Exhibit 1.1

Constitution — Mesoblast Limited ACN 109 431 870 —

Level 23 Rialto Towers 525 Collins Street Melbourne Vic 3000 Australia DX 204 Melbourne T +61 3 8608 2000 F +61 3 8608 1000 minterellison.com

ME_153667138_1

Constitution of Mesoblast Limited

Preliminary		6
1.	Defined terms	6
2.	Interpretation	7
3.	Replaceable rules	7
4.	Transitional provisions	8
Shares		8
5.	Currency	8
6.	Issue of Shares	8
7.	Commission and brokerage	9
8.	Trusts not recognised	9
9.	Joint holders	9
10.	Share certificates	9
11.	Variation of class rights	10
12.	Non‑marketable parcels	10
Calls		12
13.	General	12
14.	Instalments and amounts which become payable	12
15.	Interest and expenses	13
16.	Recovery of amounts due	13
17.	Differentiation	13
18.	Payment of calls in advance	13
Lien and forfeiture		13
19.	Lien	13
20.	Lien sale	14
21.	Forfeiture notice	14
22.	Forfeiture	15
23.	Liability of former Member	15
24.	Disposal of Shares	15
Transfer of Shares		16
25.	General	16
26.	Transfer procedure	17
27.	Right to refuse registration	17
Transmission of Shares		18
28.	Title on death	18
29.	Entitlement to transmission	18
30.	Plebiscite to approve proportional takeover bids	19
Changes to Share capital		20
31.	Alteration of share capital	20
32.	Reductions of capital	20
33.	Ancillary powers	21

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34.	Buy-backs	21
Powers of attorney		21
35.	Powers of attorney	21
General meetings		21
36.	Calling general meeting	21
37.	Notice	22
38.	Business	22
Proceedings at general meetings		22
39.	Member	22
40.	Quorum	22
41.	Chairperson	23
42.	General conduct	23
43.	Postponement and Adjournment	24
44.	Decisions	24
45.	Taking a poll	25
46.	Casting vote of chairperson	25
47.	Admission to general meetings	25
48.	Auditor's right to be heard	26
Votes of Members		27
49.	Entitlement to vote	27
50.	Unpaid calls	27
51.	Joint holders	28
52.	Objections	28
53.	Votes by proxy	28
54.	Direct Votes	28
55.	Document appointing proxy	29
56.	Proxy in blank	29
57.	Lodgement of proxy	29
58.	Validity	30
59.	Representatives of bodies corporate	30
Appointment and removal of Directors		30
60.	Number of Directors	30
61.	Qualification	31
62.	Power to remove and appoint	31
63.	Additional and casual Directors	31
64.	Retirement of Directors	32
65.	Eligibility for election as Director	32
66.	Vacation of office	32
Remuneration of Directors		33
67.	Remuneration of Non-Executive Directors	33
68.	Remuneration of Executive Directors	33
69.	Retirement benefits	34
Powers and duties of Directors		34

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70.	Directors to manage Company	34
Proceedings of Directors		34
71.	Directors' meetings	34
72.	Decisions	35
73.	Directors' interests	35
74.	Alternate Directors	36
75.	Remaining Directors	37
76.	Chairperson	37
77.	Delegation	37
78.	Written resolutions	37
79.	Validity of acts of Directors	38
80.	Minutes	38
Executive Directors		39
81.	Appointment	39
82.	Powers of Executive Directors	39
Local management		40
83.	General	40
84.	Appointment of attorneys and agents	40
Secretary		40
85.	Secretary	40
Seals		41
86.	Common Seal	41
87.	Duplicate Seal	41
Inspection of records		41
88.	Times for inspection	41
Dividends and reserves		41
89.	Dividends	41
90.	Amend resolution to pay dividend	42
91.	No interest	42
92.	Reserves	42
93.	Dividend entitlement	42
94.	Restricted securities	43
95.	Deductions from dividends	43
96.	Distribution of assets	43
97.	Payment	44
98.	Election to reinvest dividend	45
99.	Election to accept Shares in lieu of dividend	45
100.	Capitalisation of amounts available for distribution	45
Notices		46
101.	Service of notices	46
102.	Persons entitled to notice	47

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Audit and financial records		47
103.	Company to keep financial records	47
Winding up		48
104.	Winding up	48
Indemnity		48
105.	Indemnity	48
106.	Shareholder disclosure	49
ASX Listing Rules		49
107.	ASX Listing Rules	49

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Preliminary

1.	Defined terms
1.1	In this Constitution:

Adoption Date means the date on which this Constitution is adopted by the Company as its constitution.

Alternate Director means a person appointed as an alternate director under clause 74.

ASX means ASX Limited ABN 98 008 624 691 or the financial market known as the 'Australian Securities Exchange' that it operates, as the context requires.

ASX Listing Rules means the listing rules of ASX and any other rules of ASX applicable to the Company or the Shares while the Company is admitted to the Official List, each as amended or replaced from time to time, except to the extent of any express written waiver by ASX.

ASX Settlement means ASX Settlement Pty Limited ABN 49 008 504 532.

ASX Settlement Operating Rules means the operating rules of ASX Settlement as amended or replaced from time to time, except to the extent of any express written waiver by ASX Settlement.

Auditor means the Company's auditor for the time being.

Business Day has the same meaning as in the ASX Listing Rules.

Certificated Holding has the same meaning as in the ASX Settlement Operating Rules.

CHESS Holding has the same meaning as in the ASX Settlement Operating Rules.

Company means Mesoblast Limited ACN 109 431 870.

Constitution means the constitution of the Company as amended from time to time.

Corporations Act means the Corporations Act 2001 (Cth) as amended or replaced from time to time and includes any regulations made under that Act and any exemption or modification to that Act applying to the Company.

Director means a person appointed to the position of a director of the Company and where appropriate, includes an Alternate Director.

Directors means all or some of the Directors acting as a board.

Direct Vote, in relation to a resolution or a meeting, includes a vote delivered to the Company by post, fax or other electronic means approved by the Directors.

Dividend includes bonus.

Executive Director has the meaning given by clause 81.3.

Issuer Sponsored Holding has the same meaning as in the ASX Settlement Operating Rules.

Listed, in relation to the Company, means if the Company is included in the Official List of ASX.

Managing Director means a Director appointed as managing director under clause 81.1.

Marketable Parcel has the same meaning as in the ASX Settlement Operating Rules in force from time to time.

Member means a person who is a member of the Company under the Corporations Act.

Non-Executive Director means a Director who is not an Executive Director.

Non‑Marketable Parcel means a parcel of securities that is less than a Marketable Parcel.

Previous Constitution means the constitution of the Company in force immediately before the Adoption Date.

Proper ASTC transfer has the meaning given to it in the Corporations Regulations 2001(Cth).

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Register means the register of Members of the Company.

Representative means a person appointed by a Member to act as its representative under clause 59.1.

Restricted Securities has the same meaning as in the ASX Listing Rules.

Seal means the Company's common seal.

Secretary means any person appointed by the Directors to perform any of the duties of a secretary of the Company and if more than one person is appointed, any one or more of such persons.

Shares means shares in the share capital of the Company.

1.2

In this Constitution, except where the context otherwise requires, an expression in a clause of this Constitution has the same meaning as in the Corporations Act.  Where the expression has more than one meaning in the Corporations Act and a provision of the Corporations Act deals with the same matter as a clause of this Constitution, that expression has the same meaning as in that provision.

2.	Interpretation
2.1	In this Constitution, except where the context otherwise requires:
(a)	the singular includes the plural and vice versa, and a gender includes other genders;
(b)	another grammatical form of a defined word or expression has a corresponding meaning;
(c)

a reference to a clause, paragraph, schedule or annexure is to a clause or paragraph of, or schedule or annexure to, this Constitution, and a reference to this Constitution includes any schedule or annexure;

(d)	a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;
(e)	a reference to A$, $A, dollar or $ is to Australian currency; and
(f)	the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions.
2.2	Headings are for ease of reference only and do not affect interpretation.
2.3	The Corporations Act prevails over any inconsistency with:
(a)	this Constitution;
(b)	the ASX Listing Rules; and
(c)	the ASX Settlement Operating Rules.
2.4	A reference in this Constitution to a Member being present at a meeting of Members is a reference to:
(a)	a Member present in person physically or by electronic means; or
(b)	a Member present by proxy, attorney or Representative; or
(c)	other than in relation to any clause which specifies a quorum, a Member who has duly lodged a valid Direct Vote in relation to the general meeting in accordance with clause 54 of this Constitution.
3.	Replaceable rules

The provisions of the Corporations Act that apply to certain companies as replaceable rules and any other rules or regulations in the legislation under which the Company was formed are in each case displaced by this Constitution in their entirety and do not apply to the Company.

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4.	Transitional provisions

This Constitution has the effect that:

(a)

every Director, alternate director, senior manager and secretary in office as at the Adoption Date continues in office subject to, and is taken to have been appointed or elected under, this Constitution;

(b)

the Directors are taken, on and from the Adoption Date, to have decided under clause 60.3 a number which is equal to the number of the persons in office as Executive Directors and Non-executive Directors immediately after the Adoption Date;

(c)	any register maintained by the Company immediately before the Adoption Date is taken to be a register maintained under this Constitution;
(d)	any Seal adopted by the Company before the Adoption Date is taken to be the Seal until another Seal is adopted by the Company under this constitution;
(e)

for the purposes of clause 97.1(a) a cheque issued under a corresponding provision of the Previous Constitution is taken to have been issued under clause 97.1(a) any money held for a Member under the Previous Constitution is taken to be held in an account under clause 97.3 and any money held at the Adoption Date for a Member the Company regards as uncontactable is taken to be held in an account under clause 97.3; and

(f)

unless a contrary intention appears in this Constitution, all persons, things, agreements and circumstances appointed, approved, created or delegated by or under the Previous Constitution continue to have the same status, operation and effect as if they had occurred under this Constitution on and after the Adoption Date.

Shares

5.	Currency
5.1

Any amount payable to the holder of a Share, whether in relation to dividends, return of capital, participation in surplus assets of the Company or otherwise may be paid in the currency of a country other than Australia.

5.2	The Directors may fix a time on or before the payment date as the time at which the applicable exchange rate will be determined for that purpose.
6.	Issue of Shares
6.1	Subject to the Corporations Act, the ASX Listing Rules and this Constitution, the Directors may issue and allot, or dispose of, Shares:
(a)	on terms determined from time to time by the Directors;
(b)	at an issue price that the Directors determine from time to time; and
(c)	to Members whether in proportion to their existing shareholdings or otherwise, or to such other persons as the Directors may determine from time to time.
6.2	The Directors' power under clause 6.1 includes the power to:
(a)	grant options over unissued Shares; and
(b)	issue and allot Shares:
(i)	with any preferential, deferred or special rights, privileges or conditions;
(ii)	with any restrictions in regard to dividend, voting, return of capital or otherwise;
(iii)	which are liable to be redeemed or converted;

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(iv)	which are bonus Shares for whose issue no consideration is payable to the Company; or
(v)	which have any combination of the characteristics described in clauses 6.2(b)(i) to 6.2(b)(iv) inclusive.
7.	Commission and brokerage

Any brokerage or commission which may be paid by the Company may be made in cash, by the issue and allotment of Shares, or the issue of debentures, or by a combination of any of those methods.

8.	Trusts not recognised
8.1

Except as required by law, the ASX Settlement Operating Rules or as otherwise provided by this Constitution, the Company will not recognise any person as holding a Share on trust and the Company will not be bound to recognise any equitable, contingent, future or partial interest or any other right in respect of a Share except the registered holder's absolute right of ownership.

8.2	This clause 8 applies even if the Company has notice of the relevant trust, interest or right.
9.	Joint holders
9.1

If two or more persons are registered as the holders of a Share, they are taken to hold the Share as joint tenants with benefit of survivorship and the person whose name appears first on the Register is the only joint holder entitled to receive notices from the Company.

9.2	Any one of the joint holders of a Share may give an effective receipt for any dividend or return of capital payable to the joint holders.
9.3	The Company is entitled to and in respect of CHESS Holdings, must:
(a)	record the names of only the first three joint holders of a Share on the Register;
(b)	regard the three joint holders of a Share appearing first on the Register as the registered holders of that Share to the exclusion of any other holders; and
(c)	disregard the entitlement of any person to be registered on the Register as a holder if the name of the person would appear on the Register after the first three holders for that Share.
10.	Share certificates
10.1

The Directors will not, unless they determine otherwise or the ASX Listing Rules require, issue a certificate to a Member for any Shares registered in the Member's name or record any holding as held on a certificated sub-register.

10.2	Any certificate for Shares must be issued and despatched in accordance with the Corporations Act, the ASX Listing Rules and the ASX Settlement Operating Rules.
10.3	Subject to the ASX Listing Rules, the Directors may in their absolute discretion elect whether to maintain a certificated sub-register for any class of Shares.
10.4	Subject to the ASX Listing Rules and the ASX Settlement Operating Rules, Shares may be held on any sub-register maintained by or on behalf of the Company or on any branch register kept by the Company.

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10.5	The Directors may order worn out or defaced certificates to be cancelled and, if necessary, replaced by new certificates.
11.	Variation of class rights
11.1	The rights attached to any class of Shares may be varied in accordance with the Corporations Act.
11.2

The provisions of this Constitution relating to general meetings apply, with necessary changes, to a meeting of a class of Members holding Shares in that class as if it was a general meeting except that:

(a)

a quorum is two persons holding or representing by proxy whether or not the Member or Members they represent cast Direct Votes, attorney or Representative not less than 25% of the Shares of the class or, if there is one holder of Shares in the class, that holder or a proxy, attorney or representative of that holder; and

(b)	any holder of Shares of the class present in person or by proxy whether or not the Member the proxy represents cast Direct Votes, attorney or Representative may demand a poll.
11.3	The rights conferred on the holders of any class of Shares are taken as not having been varied by the creation or issue of further Shares ranking equally with them.
12.	Non‑marketable parcels
12.1	If one or more Members hold less than a Marketable Parcel of Shares, the Directors may invoke the procedure for the sale of Shares under this clause 12 (Procedure).
12.2

To invoke the Procedure, the Directors must give each Member (or each Member whose Shares are not held in a CHESS Holding) who holds less than a Marketable Parcel of Shares (Eligible Member) written notice (Notice of Divestiture) that complies with this clause 12.

12.3	A Notice of Divestiture given to a Member must:
(a)

state that the Shares referred to in the Notice of Divestiture are liable to be sold in accordance with the Procedure if the Member does not advise the Company before a specified date (Relevant Date) that the Member wishes to keep those Shares; and

(b)

if the Member holds Shares in a CHESS Holding, contain a statement to the effect that if those Shares remain in a CHESS Holding after the Relevant Date, the Company may, without further notice, move those Shares from the CHESS Holding to an Issuer Sponsored Holding or a Certificated Holding for the purposes of divestment by the Company in accordance with the Procedure.

12.4	The Relevant Date must be six weeks or more after the date that the Notice of Divestiture is sent.
12.5	A copy of a Notice of Divestiture must be given to any other person required by the ASX Settlement Operating Rules.
12.6

If an Eligible Member on whom a Notice of Divestiture has been served, wants to keep the Shares referred to in the Notice of Divesture, the Eligible Member must give the Company written notice before the Relevant Date, advising the Company that the Member wants to keep those Shares or the member must increase their holding of Shares before the Relevant Date to a Marketable Parcel in each of which events the Company will not sell the Shares.

12.7

In addition to invoking the Procedure by giving a Notice of Divestiture under clause 12.2, the Directors may also initiate a sale of Shares held by a Member (also, Eligible Member) if the Eligible Member holds less than a Marketable Parcel of Shares and that holding was created by a

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transfer of a parcel of Shares effected on or after the Adoption Date that was less than a Marketable Parcel at the time that the transfer was initiated or, in the case of a paper-based transfer, the transfer document was lodged with the Company:

(a)	the Shares held by the Eligible Member may be sold as provided in clause 12.8; and
(b)

the Directors may remove or change the Eligible Member's rights to vote or receive dividends in respect of those Shares.  Any dividends withheld must be sent to the former holder after the sale when the former holder delivers to the Company such proof of title as the Directors accept.

12.8

If an Eligible Member on whom a Notice of Divestiture has been served does not give the Company written notice before the Relevant Date advising the Company that the Eligible Member wants to keep the Shares referred in the Notice of Divestiture or the Member has not increased their holding of  Shares before the Relevant Date to a Marketable Parcel, or clause 12.7 applies to the Member the Company may:

(a)	if the Member holds those Shares in a CHESS Holding, move those Shares from the CHESS Holding to an Issuer Sponsored Holding or a Certificated Holding; and
(b)	in any case, sell those Shares in accordance with the Procedure.
12.9

Any Shares which may be sold under this clause 12 may be sold on the terms, in the manner (whether on-market, by private treaty, through a share sale facility established by, on behalf of, or at the request of the Company, or otherwise) and at the time or times determined by the Directors and, for the purposes of a sale under this clause 12, each Eligible Member:

(a)	appoints the Company as the Eligible Member's agent for sale and to receive any disclosure document, including a financial services guide;
(b)	authorises the Company to effect on the Eligible Member's behalf a transfer of the Shares sold and to deal with the proceeds of the sale of the Shares in accordance with clause 12.11;
(c)

appoints the Company, its Directors and Secretaries jointly and severally as the Eligible Member's attorneys to execute any instrument or take other steps, in the Eligible Member's name and on the Eligible Member's behalf, as they or any of them may consider appropriate to transfer the Shares sold; and

(d)	authorises each of the attorneys appointed under clause 12.9(c) to appoint an agent to do a thing referred to in clause 12.9(c).
12.10	The title of the transferee to Shares acquired under this clause 12 is not affected by an irregularity or invalidity in connection with the sale of Shares to the Transferee.
12.11	The proceeds of any sale of Shares under this clause 12 less any unpaid calls and interest (Sale Consideration) will be paid to the relevant Member or as that Member may direct.
12.12

The Company will hold the Sale Consideration in trust for the Member whose Shares are sold under this clause and will forthwith notify the Member in writing that the Sale Consideration in respect of the Member's Shares has been received by the Company and is being held by the Company pending instructions from the Member as to how it is to be dealt with.  If the Member has been issued with a share certificate or certificates, the Member's instructions, to be effective, must be accompanied by the share certificate or certificates to which the Sale Consideration relates or, if the certificate or certificates has or have been lost or destroyed, by a statement and undertaking under subsection 1070D(5) of the Corporations Act.

12.13	Subject to the Corporations Act, the Company or the purchaser will bear all costs, including brokerage and stamp duty, associated with the sale of any Shares under this clause.
12.14	A Notice of Divestiture under clause 12.2 may only be given once in any 12 month period and may not be given during the offer period of a takeover bid for the Company.

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12.15

If the Procedure has been invoked and there is an announcement of a takeover bid for Shares, no more sales of Shares may be made under this clause 12 until after the close of the offers made under the takeover.  The Procedure may then be invoked again.

12.16

The Directors may, before a sale is effected under this clause 12, revoke a Notice of Divestiture or any step taken under clause 12.7 or suspend or terminate the Procedure, either generally or in specific cases.

12.17

If a Member is an Eligible Member in respect of more than one parcel of Shares, the Directors may treat the Member as a separate Eligible Member in respect of each of those parcels so that this clause 12 will operate as if each parcel was held by a different person.

Calls

13.	General
13.1	Subject to the Corporations Act and the terms on which partly paid Shares are issued, the Directors may make calls on the holders of the Shares for any money unpaid on them.
13.2	A call is made when the resolution of the Directors authorising it is passed.
13.3	The Directors may revoke or postpone a call before its due date for payment.
13.4	The Directors may require a call to be paid by instalments.
13.5	The Company must comply with the Corporations Act and the ASX Listing Rules in relation to the dispatch and content of notices to Members on whom a call is made.
13.6	A Member to whom notice of a call is given in accordance with this clause 13 must pay to the Company the amount called in accordance with the notice.
13.7	Failure to send a notice of a call to any Member or the non-receipt of a notice by any Member does not invalidate the call.
13.8	Joint holders of Shares are jointly and severally liable to pay all calls in respect of their Shares.
14.	Instalments and amounts which become payable

If:

(a)	the Directors require a call to be paid by instalments; or
(b)	an amount becomes payable by the terms of issue of Shares on allotment, or at a time or in circumstances specified in the terms of issue,

then:

(c)	every instalment or the amount payable under the terms of issue is payable as if it were a call made by the Directors and as if they had given notice of it; and
(d)	the consequences of late payment or non-payment of an instalment or the amount payable under the terms of issue are the same as the consequences of late payment or non-payment of a call.

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15.	Interest and expenses

If an amount called is not paid on or before the due date, the person liable to pay the amount must also pay:

(a)	interest on the amount from the due date to the time of actual payment at a rate determined by the Directors (not exceeding 20% per annum); and
(b)	all expenses incurred by the Company as a consequence of the non-payment,

but the Directors may waive payment of the interest and expenses in whole or in part.  Interest accrues daily and may be capitalised monthly or at such other intervals as the Directors decide.

16.	Recovery of amounts due

On the hearing of any action for the recovery of money due for any call, proof that:

(a)	the name of the person sued was, when the call was made, entered in the Register as a holder or the holder of Shares in respect of which the call was made;
(b)	the resolution making the call is duly recorded in the Directors' minute book; and
(c)	notice of the call was given to the person sued,

will be conclusive evidence of the debt.

17.	Differentiation

The Directors may, on the issue of Shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

18.	Payment of calls in advance
18.1	The Directors may accept from a Member the whole or part of the amount unpaid on a Share before the amount accepted has been called.
18.2	The Company may:
(a)	pay interest on any amount accepted, until the amount is payable under a call and at a rate (not exceeding 20% per annum) agreed between the Member and the Directors; and
(b)	subject to any contract between the Company and the Member, repay all or any of the amount accepted in excess of the amount called on the Share.
18.3	Payment of an amount in advance of a call does not entitle the paying Member to any:
(a)	dividend, benefit or advantage, other than the payment of interest under this clause 18; or
(b)	voting right,

to which the Member would not have been entitled if it had paid the amount when it became due.

Lien and forfeiture

19.	Lien
19.1	The Company has a first and paramount lien on every partly paid Share and dividends payable in respect of the Share for all money:
(a)	due and unpaid to the Company, in respect of the Share;
(b)	presently payable by a holder or the holder of the Share, or the holder's estate, to the Company in respect of the Share; or

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(c)	which the Company is required by law to pay (and has paid) in respect of the Share.
19.2	The lien extends to reasonable interest and expenses incurred because the amount is not paid.
19.3

If any law for the time being of any country, state or place imposes or purports to impose an immediate or contingent liability on the Company to make any payment or authorises a taxing authority or Government official to require the Company to make payment in respect of Shares or dividends or other moneys accruing due to the Member who holds the Shares:

(a)	the Member or, if the Member is deceased, the Member's legal personal representative, indemnifies the Company in respect of any such payment or liability; and
(b)	the Company:
(i)

has a lien on the Shares and dividends and other moneys payable in respect of the Shares, whether the Shares are held by the Member solely or jointly with another person in respect of any payment made or liability incurred by the Company, together with reasonable expenses and interest on any payment made by the Company at a rate to be fixed by the Directors not exceeding 20% per annum from the date of payment by the Company to the date of repayment by the Member;

(ii)	may set off amounts so paid by the Company against amounts payable by the Company to the Member as dividends or otherwise; and
(iii)

may recover as a debt due from the Member or its legal personal representative the amount of all payments made by the Company together with reasonable expenses and interest at the rate and for the period referred to in clause 19.3(b)(i).

19.4	The Company may do all things which the Directors think necessary or appropriate to do under the ASX Listing Rules and the ASX Settlement Operating Rules to enforce or protect the Company's lien.
19.5

Unless the Directors determine otherwise, the registration of a transfer of a Share operates as a waiver of the Company's lien on the Share so far as it relates to amounts owing by the transferor or any predecessor in title.

19.6	The Directors may:
(a)	declare a Share to be wholly or partly exempt from a lien; or
(b)	waive or compromise all or part of any payment due to the Company.
20.	Lien sale

If:

(a)	the Company has a lien on a Share for money presently payable; and
(b)	the Company has given the Member or the Member's executors or administrators (as the case may be) holding the Share written notice demanding payment of the money; and
(c)	that Member fails to pay all of the money demanded,

then 14 or more days after giving the notice, the Directors may sell the Share in any manner determined by them.

21.	Forfeiture notice
21.1	The Directors may at any time after a call or instalment becomes payable and remains unpaid by a Member, serve a notice on the Member requiring the Member to pay all or any of the following:
(a)	the unpaid amount;
(b)	any interest that has accrued; and

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(c)	all expenses incurred by the Company as a consequence of the non-payment.
21.2	The notice under clause 21.1 must:
(a)	specify a day (not earlier than 14 days after the date of the notice) on or before which the payment required by the notice must be made; and
(b)	state that if a Member does not comply with the notice, the Shares in respect of which the call was made or instalment is payable will be liable to be forfeited.
22.	Forfeiture
22.1	If a Member does not comply with a notice served under clause 21, then any or all of the Shares in respect of which the notice was given may be forfeited under a resolution of the Directors.
22.2	Unpaid dividends in respect of forfeited Shares will also be forfeited.
22.3	On forfeiture, Shares become the property of the Company and forfeited Shares must be:
(a)	sold, disposed of, or cancelled on terms determined by the Directors; or
(b)	offered by public auction.
22.4	The Directors may, at any time before a forfeited Share is sold, disposed of or cancelled, annul the forfeiture of the Share on conditions determined by them.
22.5	Promptly after a Share has been forfeited:
(a)	notice of the forfeiture must be given to the Member in whose name the Share was registered immediately before its forfeiture; and
(b)	the forfeiture and its date must be noted in the Register.
22.6	Omission or neglect to give notice of or to note the forfeiture as specified in clause 22.5 will not invalidate a forfeiture.
23.	Liability of former Member
23.1	The interest of a person who held Shares which are forfeited is extinguished but, the former Member remains liable to pay:
(a)	all money (including interest and expenses) that was payable by the Member to the Company at the date of forfeiture in respect of the forfeited Shares; and
(b)	interest from the date of forfeiture until payment of the money referred to in clause 23.1(a), of this clause at a rate determined by the Directors (not exceeding 20% per annum).
23.2

A former Member's liability to the Company ceases if and when the Company receives payment in full of all money (including interest and expenses) payable by the former Member in respect of the Shares.  The liability may only be compromised, released or waived by the Directors.

24.	Disposal of Shares
24.1	The Company may:
(a)	receive the consideration (if any) given for a forfeited Share on any sale or disposition of the Share, or a Share sold under a lien sale;
(b)	effect a transfer of the Share or execute or appoint a person to execute, a transfer of the Share in favour of a person to whom the Share is sold or disposed of; and
(c)	register as the holder of the Share the person to whom the Share is sold.

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24.2	The purchaser of the Share:
(a)	is not bound to check the regularity of the sale or the application of the purchase price;
(b)	obtains title to the Share despite any irregularity in the sale; and
(c)	will not be subject to complaint or remedy by the former holder of the Share in respect of the purchase.
24.3

A statement signed by a Director and a Secretary that the Share has been regularly forfeited and sold or reissued or regularly sold without forfeiture to enforce a lien, is conclusive evidence of the matters stated as against all persons claiming to be entitled to the Share.

24.4	Subject to the terms on which a Share is on issue, the net proceeds of any sale made to enforce a lien or on forfeiture must be applied by the Company in the following order:
(a)	in payment of the costs and expenses of the sale;
(b)	in payment of all amounts (if any) secured by the lien or all money (if any) that was payable in respect of the forfeited Share; and
(c)	where the Share was forfeited under clause 22.1, in payment of any surplus to the former Member whose Share was sold.

Transfer of Shares

25.	General
25.1	Subject to this Constitution, a Member may transfer Shares held by that Member.
25.2	Subject to clause 25.3, Shares may be transferred by:
(a)	a written transfer instrument in any usual or common form; or
(b)	any other form approved by the Directors.
25.3

The Company may participate in any computerised or electronic system for market settlement, securities transfer and registration conducted in accordance with the Corporations Act, the ASX Listing Rules and the ASX Settlement Operating Rules, or corresponding laws or financial market rules in any other country.

25.4	If the Company participates in a system of the kind described in clause 25.3, then despite any other provision of this Constitution:
(a)

Shares may be transferred, and transfers may be registered, in any manner required or permitted by the ASX Listing Rules or the ASX Settlement Operating Rules (or corresponding laws or financial market rules in any other country) applying in relation to the system;

(b)	the Company must comply with and give effect to those rules; and
(c)	the Company may, in accordance with those rules, decline to issue certificates for holdings of Shares.
25.5	A written transfer instrument must be:
(a)	executed by the transferor or (where the Corporations Act permits) stamped by the transferor's broker;
(b)	unless the Directors decide otherwise in the case of a fully paid Share, executed by the transferee or (where the Corporations Act permits) stamped by the transferee's broker; and

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(c)

in the case of a transfer of partly paid Shares, endorsed or accompanied by an instrument executed by the transferee or by the transferee's broker to the effect that the transferee agrees to accept the Shares subject to the terms and conditions on which the transferor held them, to become a Member and to be bound by the Constitution.

Subject to the Corporation Act, the written transfer instrument may comprise more than one document.

25.6	Except as required by the ASX Settlement Operating Rules:
(a)	a transferor of Shares remains the holder of the Shares transferred until the transfer is registered and the name of the transferee is entered in the Register in respect of the Shares; and
(b)	a transfer of Shares does not pass the right to any dividends on the Shares until such registration.
26.	Transfer procedure
26.1

Except where the Directors determine (to comply with laws or financial market rules of a foreign country or the ASX Settlement Operating Rules), for a transfer of Shares that is not an ASX Settlement regulated transfer:

(a)	the written transfer instrument must be left at the Company's registered office or another place acceptable to the Company;
(b)

the instrument must be accompanied by a certificate for the Shares dealt with in the transfer where a certificate has been issued, unless the Directors waive production of the certificate on receiving satisfactory evidence of the loss or destruction of the certificate; and

(c)	the Directors may require other evidence of the transferor's right to transfer the Shares.
26.2	For a transfer of Shares that is an ASX Settlement regulated transfer, a Share transfer must be effected in accordance with the ASX Listing Rules and the ASX Settlement Operating Rules.
26.3	The Company may charge a fee for registering a transfer of Shares if:
(a)	the Company is not listed; or
(b)	the fee is not prohibited by the ASX Listing Rules.
27.	Right to refuse registration
27.1

The Directors may in their absolute discretion refuse to register any transfer of Shares or other securities where the Shares or other securities are not quoted by ASX.  Where the Shares or other securities are quoted by ASX, the Directors may in their absolute discretion refuse to register any transfer in any of the circumstances permitted by the ASX Listing Rules.

27.2	The Directors must:
(a)

except as permitted by ASX, refuse to register any transfer of Shares or other securities which are Restricted Securities if that transfer is or might be in breach of the ASX Listing Rules or any restriction agreement entered into by the Company under the ASX Listing Rules in relation to the Shares; and

(b)	refuse to register any transfer where the Company is, or the Directors are, required to do so by the ASX Listing Rules.
27.3

Despite clauses 27.1 and 27.2, the Company must not refuse or fail to register or give effect to, or delay or in any way interfere with, a proper ASTC transfer of Shares or other securities quoted by ASX.

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27.4

If a person has lodged a transfer which the Directors have refused to register, the Company must, within five Business Days after the date of lodgment, give to the lodging person written notice of the refusal and the reasons for it.

27.5

Subject to clause 27.3, Restricted Securities cannot be disposed of during the escrow period except as permitted by the ASX Listing Rules or ASX.  The Company will refuse to acknowledge a disposal of Restricted Securities to the extent required under the ASX Listing Rules.

Transmission of Shares

28.	Title on death
28.1	The legal personal representative of a deceased Member who was the sole holder of Shares is the only person whom the Company will recognise as having any title to the deceased Member's Shares.
28.2	If a deceased Member was a joint holder of Shares, the other joint holder is the only person whom the Company will recognise as having any title to the deceased Member's Shares.
28.3	The estate of the deceased Member will not be released from any liability to the Company in respect of the Shares.
28.4	The Company may register or give effect to a transfer to a transferee who dies before the transfer is registered.
29.	Entitlement to transmission
29.1

A person who becomes entitled to a Share in consequence of the death, mental incapacity or bankruptcy of a Member may, subject to clause 27 and to producing to the Company evidence of its entitlement which is satisfactory to the Directors, elect to:

(a)	be registered as the holder of the Share; or
(b)	transfer the Share to some other person nominated by it.
29.2	If the person who has become entitled to a Share:
(a)	elects to be registered as the holder, then the person must deliver or send to the Company a written notice of election signed by him or her; or
(b)	elects to transfer the Share, then the person must effect a transfer of the Share.
29.3

An election to be registered as a holder of a Share under clause 29.1(a) or a transfer of a Share from a Member or deceased Member under this clause 29 is subject to the same limitations, restrictions and provisions of this Constitution as would apply if the election were a transfer or the transfer were made by the Member or deceased Member himself or herself.

29.4	A person who:
(a)	has become entitled to a Share by operation of law; and
(b)	has produced evidence of that person's entitlement which is satisfactory to the Directors,

is entitled to the dividends and other rights of the registered holder of the Share.

29.5	Where two or more persons are jointly entitled to any Share in consequence of the death of the registered holder, they will be considered to be joint holders of the Share.
29.6	Any person who is registered under this clause must indemnify the Company against all liabilities, costs, losses and expenses incurred by the Company as a result of registering the person.

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Proportional takeover bids

30.	Plebiscite to approve proportional takeover bids
30.1	In this clause 30:

Approving Resolution in relation to a Proportional Takeover Bid means a resolution to approve the Proportional Takeover Bid passed in accordance with clause 30.3.

Approving Resolution Deadline in relation to a Proportional Takeover Bid means the day that is 14 days before the last day of the bid period, during which the offers under the Proportional Takeover Bid remain open or a later day allowed by ASIC.

Proportional Takeover Bid means a takeover bid that is made or purports to be made under section 618(1)(b) of the Corporations Act in respect of securities in a class of securities of the Company.

Relevant Class in relation to a Proportionate Takeover Bid, means the class of securities in the Company in respect of which offers are made under the Proportional Takeover Bid.

30.2

Despite clauses 27 and 107, a transfer giving effect to a contract resulting from the acceptance of an offer made under a Proportional Takeover Bid must not be registered unless an Approving Resolution to approve the Proportional Takeover Bid has been passed or is taken to have been passed in accordance with clauses 30.3 to 30.8 inclusive.

30.3	Where offers have been made under a Proportionate Takeover Bid, the Directors must:
(a)

call and arrange to hold a meeting of the persons entitled to vote on the Approving Resolution for the purpose of considering and, if thought fit, passing a resolution to approve the Proportional Takeover Bid; and

(b)	ensure that the resolution is voted on in accordance with clauses 30.4 to 30.8 inclusive,

before the Approving Resolution Deadline.

30.4

The provisions of this Constitution relating to general meetings apply, with necessary changes, to a meeting that is called under clause 30.3, as if that meeting were a general meeting of the Company, except that:

(a)

a meeting may be called and held on less than the notice period provided in the Corporations Act or this Constitution if the Board considers that should be done to ensure that the meeting is held before the Approving Resolution Deadline; and

(b)	the holder of a security that carries no right to vote at a general meeting of the Company has one vote for each security held at a meeting called and arranged to be held under this clause 30.
30.5	The bidder under a Proportional Takeover Bid and any Associates of the bidder are not entitled to vote on the Approving Resolution and, if they do, their votes must not be counted.
30.6

Subject to clause 30.5, a person who, as at the end of the day on which the first offer under the Proportional Takeover Bid was made, held securities of the Relevant Class, is entitled to vote on the Approving Resolution relating to the Proportional Takeover Bid.

30.7

An Approving Resolution that has been voted on is taken to have been passed if the proportion that the number of votes in favour of the Approving Resolution bears to the total number of votes on the resolution is greater than 50%, and otherwise is taken to have been rejected.

30.8

If an Approving Resolution has not been voted on in accordance with clauses 30.3 to 30.7 inclusive as at the end of the day before the Approving Resolution Deadline, an Approving Resolution will be taken to have been passed in accordance with those clauses on the Approving Resolution Deadline.

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Changes to Share capital

31.	Alteration of share capital

The Directors may do anything required to give effect to any resolution altering or approving the reduction of the Company's Share capital, including, where a Member becomes entitled to a fraction of a Share or other security on a conversion of some or all of the Shares into a larger or smaller number or on a reduction of capital:

(a)	causing the Company to make cash payments;
(b)	determining that fractions may be disregarded to adjust the rights of all parties;
(c)	appointing a trustee to deal with any fractions on behalf of Members; and
(d)

rounding up each fractional entitlement to the nearest whole Share or security by capitalising any amount for capitalisation under clause 100 even though only some of the Members participate in the capitalisation.

32.	Reductions of capital
32.1	Subject to the Corporations Act and the Listing Rules, the Company may reduce its share capital in any manner.
32.2

Without limiting the generality of clause 32.1, the Company when reducing its share capital may resolve that such reduction be effected wholly or in part by the distribution of specific assets (whether held in the name of the Company or in the name of any wholly owned subsidiary of the Company) and in particular fully paid shares, debentures, debenture stock or other securities of any other corporation or in any one or more of such ways.

32.3	If a difficulty arises in making a distribution of specific assets or the Directors otherwise so determine, the Directors may do all or any one or more of the following:
(a)	deal with the difficulty as they think expedient;
(b)	fix the value of all or any part of the specific assets for the purposes of the distribution;
(c)	determine that cash will be paid to any Members on the basis of the fixed value in order to equitably adjust the rights of the Members; and
(d)	vest any specific assets in trustees as the Directors consider expedient.
32.4

If a distribution of specific assets to a particular Member or Members is in the Directors' opinion contrary to any law, including any law applicable to the Member, or, in the Directors’ opinion, impractical, the Directors may make a cash payment to the Member or Members on the basis of the cash amount of the reduction in share capital instead of the distribution of specific assets.

32.5	Where the Company pursuant to a reduction of its share capital distributes to its Members shares in another corporation:
(a)	the Members will be deemed to have agreed to become members of that other corporation; and
(b)

each of the Members appoints the Company or any of the Directors as its agent to execute any transfer of shares or other document required to facilitate or effect the distribution of shares to that Member.

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33.	Ancillary powers

If a distribution, transfer or issue of specific assets, shares or securities to a particular Member or Members is, in the Directors' discretion, considered impracticable or would give rise to parcels of securities which do not constitute marketable parcels, the Directors may cause the Company to make a cash payment to those Members or allocate the assets, shares or securities to a trustee to be sold on behalf of, and for the benefit of, those Members, instead of making the distribution, transfer or issue to those Members.

34.	Buy-backs

Subject to the Corporations Act and the Listing Rules, the Company may buy Shares on terms and at times determined from time to time by the Directors.

Powers of attorney

35.	Powers of attorney
35.1

If a Member executes or proposes to execute any document or do any act by or through an attorney which is relevant to the Company or the Member's shareholding in the Company, that Member must deliver the instrument appointing the attorney to the Company for notation.

35.2

The Company may require the Member to lodge a certified copy of the instrument for retention by the Company, and ask for whatever evidence it thinks appropriate that the power of attorney is effective and continues to be in force.

35.3	Any power of attorney granted by a Member will, as between the Company and the Member who granted the power of attorney:
(a)	continue in force; and
(b)	may be acted on,

unless express notice in writing of its revocation or of the death of the Member who granted it is lodged with the Company.

35.4	Where a Member proposes that an attorney represent the Member at a general meeting or adjourned meeting, the Member must comply with clause 57.1 of this Constitution.

General meetings

36.	Calling general meeting
36.1	A Director may call a meeting of Members.
36.2	The Directors must call annual general meetings in accordance with the Corporations Act, to be held by the Company at times to be determined by the Directors.
36.3	Members may also request or call and arrange to hold general meetings in accordance with the procedures and requirements set out in the Corporations Act.
36.4	A general meeting may be held at two or more venues simultaneously using any technology that gives the Members as a whole a reasonable opportunity to participate.

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37.	Notice
37.1	Notice of a general meeting must be given in accordance with the Corporations Act to the persons referred to in clause 102.1.
37.2

Except as permitted by the Corporations Act, general meetings must be called on at least the minimum number of days' notice required by the Corporations Act (which at the Adoption Date is 28 days) and otherwise in accordance with the procedures set out in the Corporations Act.

37.3	Subject to the requirements of the Corporations Act, the content of a notice of general meeting called by the Directors must be decided by the Directors.
38.	Business
38.1	Unless the Corporations Act provides otherwise:
(a)	no business may be transacted at a general meeting unless the general nature of the business is stated in the notice calling the meeting; and
(b)

except with the approval of the Directors or the chairperson, no person may move an amendment to a proposed resolution the terms of which are set out in the notice calling the meeting or to a document which relates to such a resolution and a copy of which has been made available to Members to inspect or copy.

38.2

The Directors may postpone or cancel any general meeting (other than a meeting requested or called by Members under clause 36.3) at any time before the day of the meeting. The Directors must give notice of the postponement or cancellation to all persons entitled to receive notices of a general meeting.

38.3

An accidental omission to send a notice of a general meeting (including a proxy appointment form) or the postponement of a general meeting to any Member or the non‑receipt of a notice (or form) by any Member does not invalidate the proceedings at or any resolution passed at the general meeting.

38.4	A person's attendance at the general meeting waives any obligation the person may have to:
(a)	a failure to give notice, or the giving of a defective notice, of the meeting unless the person at the beginning of the meeting objects to the holding of the meeting; and
(b)	the consideration of a particular matter at the meeting which is not within the business referred to in the notice of meeting, unless the person objects to considering the matter when it is presented.

Proceedings at general meetings

39.	Member

In clauses 40, 41, 42, 43, 44, 47 and 49, Member includes a Member present in person or by proxy (whether or not the Member or Members they represent cast Direct Votes), attorney or Representative.

40.	Quorum
40.1	No business may be transacted at a general meeting unless a quorum of Members is present at the commencement of business.
40.2	A quorum of Members is two Members unless there are less than two Members, in which event a quorum is those Members.

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40.3	If a quorum is not present within 30 minutes after the time appointed for a general meeting:
(a)	the general meeting is automatically dissolved if it was requested or called by Members; or
(b)	in any other case:
(i)	it will stand adjourned to the same time and place seven days after the meeting, or to another day, time and place determined by the Directors; and
(ii)	if at the adjourned general meeting a quorum is not present within 30 minutes after the time appointed for the general meeting the general meeting is automatically dissolved.
41.	Chairperson
41.1	The chairperson, or in the chairperson's absence the deputy chairperson, of Directors' meetings will be the chairperson at every general meeting.
41.2	If:
(a)	there is no chairperson or deputy chairperson; or
(b)	neither the chairperson nor deputy chairperson is present within 15 minutes after the time appointed for holding the general meeting; or
(c)	the chairperson and deputy chairperson are unwilling to act as chairperson of the general meeting,

the Directors present may elect a chairperson of the general meeting of the Members.

41.3	If no chairperson is elected in accordance with clause 41.2, then:
(a)	the Members may elect one of the Directors present as chairperson; or
(b)	if no Director is present or is willing to take the chair, the Members may elect one of the Members present as chairperson.
41.4

At any time during a meeting and in respect of any specific item or items of business, the chairperson may elect to vacate the chair in favour of another person nominated by the chairperson (which person must be a Director unless no Director is present or is willing to act).  That person is to be taken to be the chairperson and will have all the powers of the chairperson (other than the power to adjourn the meeting), during the consideration of that item of business or those items of business.

41.5	If there is a dispute at a general meeting about a question of procedure, the chairperson may determine the question.
42.	General conduct
42.1

The general conduct of each general meeting of the Company and the procedures to be adopted at the meeting will be determined by the chairperson, including the procedure for the conduct of the election of Directors.

42.2	The chairperson may, at any time the chairperson considers it necessary or desirable for the proper and orderly conduct of the meeting:
(a)

impose a limit on the time that a person may speak on each motion or other item of business and terminate debate or discussion on any business, question, motion or resolution being considered at the meeting and require the business, questions, motion or resolution to be put to a vote of the Members present; and

(b)	adopt any procedures for casting or recording votes at the meeting whether on a show of hands or on a poll, including the appointment of scrutineers.

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42.3	A decision by the chairperson under clause 42.1 or 42.2 is final.
43.	Postponement and Adjournment
43.1	The chairperson may postpone the meeting before it has started, whether or not a quorum is present, if, at the time and place appointed for the meeting, he or she considers that:
(a)	there is not enough room for the number of Members who wish to attend the meeting; or
(b)	a postponement is necessary in light of the behaviour of persons present or for any other reason so that the business of the meeting can be properly carried out.
43.2

A postponement under clause 43.1 will be to another time, which may be on the same day as the meeting, and may be to another place (and the new time and place will be taken to be the time and place for the meeting as if specified in the notice which called the meeting originally).

43.3	The chairperson may at any time during the course of the meeting:
(a)

adjourn the meeting or any business, motion, question or resolution being considered or remaining to be considered by the meeting either to a later time at the same meeting or to an adjourned meeting; and

(b)

for the purpose of allowing any poll to be taken or determined, suspend the proceedings of the meeting for such period/s as he or she decides without effecting an adjournment. No business may be transacted and no discussion may take place during any suspension of proceedings unless the chairperson otherwise allows.

43.4

The chairperson's rights under clauses 43.1 and 43.3 are exclusive and, unless the chairperson requires otherwise, no vote may be taken or demanded by the members present about any postponement, adjournment or suspension of proceedings.

43.5	Only unfinished business may be transacted at a meeting resumed after an adjournment.
43.6

Where a meeting is postponed or adjourned under this clause 43, notice of the postponed or adjourned meeting must be given to ASX, but except as provided by clause 43.8, need not be given to any other person.

43.7	Where a meeting is postponed or adjourned, the Directors may, by notice to ASX, postpone, cancel or change the place of the postponed or adjourned meeting.
43.8	Where a meeting is postponed or adjourned for 30 days or more, notice of the postponed or adjourned meeting must be given as in the case of the original meeting.
44.	Decisions
44.1	Subject to the Corporations Act in relation to special resolutions, a resolution is carried if a majority of the votes cast on the resolution are in favour of the resolution.
44.2	A resolution put to the vote of a meeting is decided on a show of hands unless a poll is demanded by:
(a)	at least 5 Members entitled to vote on the resolution; or
(b)	Members with at least 5% of the votes that may be cast on the resolution on a poll; or
(c)	the chairperson.
44.3	A poll:
(a)	may be demanded:
(i)	before a vote is taken; or

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(ii)	in the case of a vote taken on a show of hands, immediately before or immediately after, the results of the vote are declared; and
(b)	must be demanded if:
(i)	a vote by show of hands is taken on the resolution; and
(ii)	appointments of proxies have been received specifying the way the proxies are to vote on the resolution (whether or not as a Direct Vote); and
(iii)	votes cast in accordance with the appointments of proxies referred to in clause 44.3(b)(ii) could change the outcome of the vote on the resolution.
44.4	Unless a poll is demanded:
(a)	a declaration by the chairperson that a resolution has been carried, carried by a specified majority, or lost; and
(b)	an entry to that effect in the minutes of the meeting,

are conclusive evidence of the fact without proof of the number or proportion of the votes in favour of or against the resolution.

44.5	The demand for a poll may be withdrawn.
44.6	A decision of a general meeting may not be impeached or invalidated on the ground that a person voting at the meeting was not entitled to do so.
45.	Taking a poll
45.1	Subject to clause 45.5, a poll will be taken when and in the manner that the chairperson directs. No notice need be given of any poll.
45.2	The result of the poll will determine whether the resolution on which the poll was demanded is carried or lost.
45.3	The chairperson may determine any dispute about the admission or rejection of a vote, and such determination, if made in good faith, will be final and conclusive.
45.4	A poll cannot be demanded on any resolution concerning the election of the chairperson of a general meeting.
45.5	A poll demanded by the chairperson on any resolution concerning the adjournment of a general meeting must be taken immediately.
45.6	After a poll has been demanded at a general meeting, the general meeting may continue for the transaction of business other than the question on which the poll was demanded.
46.	Casting vote of chairperson

The chairperson does not have a casting vote (in addition to the chairperson's votes as a Member, proxy, attorney or Representative) on a show of hands or on a poll.

47.	Admission to general meetings
47.1	The chairperson of a general meeting may refuse admission to a person, or require a person to leave and not return to, a meeting if the person:
(a)	refuses to permit examination of any article in the person's possession; or

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(b)	is in possession of any:
(i)	electronic or recording device;
(ii)	placard or banner; or
(iii)	other article,

which the chairperson considers to be dangerous, offensive or liable to cause disruption; or

(c)	causes any disruption to the meeting including by refusal to comply with a request of the chairman to turn off a mobile telephone, personal communication device or similar device; or
(d)	who behaves or threatens to behave in a dangerous, offensive or disruptive way.
47.2	The chairperson may delegate the powers conferred by clause to any person he or she thinks fit.
47.3	A person, whether a Member or not, requested by the directors or the chairperson to attend a general meeting is entitled to be present and, at the request of the chairperson, to speak at the meeting.
47.4

If the chairperson of a general meeting considers that there is not enough room for the Members who wish to attend the meeting, he or she may arrange for any person whom he or she considers cannot be seated in the main meeting room to observe or attend the general meeting in a separate room. Even if the Members present in the separate room are not able to participate in the conduct of the meeting, the meeting will nevertheless be treated as validly held in the main room.

47.5	If a separate meeting place is linked to the main place of a general meeting by an instantaneous audio-visual communication device which, by itself or in conjunction with other arrangements:
(a)	gives the general body of Members in the separate meeting place a reasonable opportunity to participate in proceedings in the main place;
(b)	enables the chairperson to be aware of proceedings in the other place; and
(c)	enables the Members in the separate meeting place to vote on a show of hands or on a poll,

a Member present at the separate meeting place is taken to be present at the general meeting and entitled to exercise all rights as if he or she was present at the main place.

47.6	If, before or during the meeting, any technical difficulty occurs where one or more of the matters set out in clause 47.5 is not satisfied, the chairperson may:
(a)	adjourn the meeting until the difficulty is remedied; or
(b)	continue to hold the meeting in the main place (and any other place which is linked under clause 47.5 and transact business, and no member may object to the meeting being held or continuing.
(c)	Nothing in this clause 47 is to be taken to limit the powers conferred on the chairperson by law.
48.	Auditor's right to be heard

The Auditor is entitled to:

(a)	attend any general meeting of the Company;
(b)	be heard at any general meeting of the Company on any part of the business of the meeting that concerns the Auditor in their capacity as auditor, even if:
(i)	the Auditor retires at the general meeting; or
(ii)	Members pass a resolution to remove the Auditor from office; and

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(c)	authorise a person in writing to attend and speak at any general meeting as the Auditor's representative.

Votes of Members

49.	Entitlement to vote
49.1	Subject to this Constitution and to any rights or restrictions attaching to any class of Shares:
(a)	every Member may vote;
(b)	subject to clause 53.4 and the Corporations Act, on a show of hands every Member has one vote; and
(c)	on a poll every Member has:
(i)	for each fully paid Share held by the Member, one vote; and
(ii)

for each partly paid Share held by the Member, a fraction of a vote equivalent to the proportion which the amount paid (not credited) is of the total amounts paid and payable, whether or not called (excluding amounts credited), on the Share.  Without limiting the generality of clause 18.3, an amount paid on a Share in advance of a call is not to be taken as paid for the purposes of this clause.

49.2

During a breach of the ASX Listing Rules relating to Shares which are Restricted Securities, or a breach of a restriction agreement, the holder of the relevant Restricted Securities is not entitled to any voting rights in respect of those Restricted Securities.

49.3	If a Member:
(a)	dies; or
(b)	through mental or physical infirmity, is incapable of managing the Member's affairs,

and a personal representative, trustee or other person is appointed under law to administer the Member's estate or property, the personal representative, trustee or person so appointed may exercise any rights of the Member in relation to a general meeting as if the personal representative, trustee or person (as the case may be) was a Member.

49.4	If, under the Corporations Act or the Listing Rules, a notice calling a meeting and proposing a resolution specifies that:
(a)	a Member must not vote in favour of the resolution;
(b)	a Member must not vote on the resolution; or
(c)	a vote on the resolution by the Member will be disregarded,

and the Member or a person acting as the Member's proxy, attorney or representative does tender a vote, in the case of paragraph (a), in favour of, or in the case of paragraph (b) or (c), on, the resolution, their vote must not be counted.

49.5	Where the Corporations Act or the Listing Rules prohibits a Member from voting in favour of a resolution, this does not prohibit the Member from voting against the resolution.
50.	Unpaid calls

A Member is entitled to:

(a)	vote; or
(b)	be counted in a quorum,

only in respect of Shares on which all calls due and payable have been paid.

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51.	Joint holders
51.1	If two or more joint holders purport to vote, the vote of the joint holder whose name appears first in the Register will be accepted, to the exclusion of the other joint holder or holders.
51.2	For the purposes of this clause 51, several executors or administrators of a deceased Member in whose sole name any Shares are registered will be taken to be joint holders of those Shares.
52.	Objections
52.1	An objection to the qualification of a voter may only be raised at the general meeting or adjourned general meeting at which the voter tendered their vote.
52.2	An objection must be referred to the chairperson of the general meeting for decision, whose decision is final.
52.3	A vote which the chairperson does not disallow under an objection is valid for all purposes.
53.	Votes by proxy
53.1	A Member who is entitled to vote at a general meeting of the Company may appoint not more than two proxies to attend and vote at the general meeting on that Member's behalf.
53.2	A proxy need not be a Member.
53.3	If a Member appoints one proxy, that proxy may, subject to the Corporations Act, vote on a show of hands.
53.4

If a Member appoints two proxies and the appointment does not specify the proportion or number of the Member's votes each proxy may exercise, each proxy may exercise half the votes.  However, neither proxy may vote on a show of hands.

53.5	A proxy may demand or join in demanding a poll.
53.6	Subject to the Corporations Act, a proxy may vote or abstain as he or she chooses.
53.7	If:
(a)	a Member nominates the chairperson of the meeting as the Member's proxy; or
(b)	the chairperson is to act as proxy under clause 56 or otherwise under a default appointment according to the terms of the proxy form,

then the person acting as chairperson in respect of an item of business at the meeting must act as proxy under the appointment in respect of that item of business.

53.8

A proxy's authority to speak and attend for a Member at a meeting is suspended while the Member is present in person or by representative at the meeting unless the Member otherwise decides and informs the Company in writing prior to the start of the meeting, in which event the Member's authority to speak or vote at the meeting is suspended while the proxy is present at the meeting.

54.	Direct Votes
54.1

The Directors may determine that at any meeting of Members or class meeting, a Member who is entitled to attend and vote on a resolution at that meeting is entitled to a Direct Vote in respect of that resolution.

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54.2

The Directors may prescribe regulations, rules and procedures in relation to Direct Voting, including specifying the form, method and timing of giving a Direct Vote at a meeting in order for the vote to be valid.

55.	Document appointing proxy
55.1	An appointment of a proxy is valid if it is signed by the Member making the appointment and contains the information required by subsection 250A(1) of the Corporations Act.
55.2	For the purposes of clause 55.1, an appointment received at an electronic address will be taken to be signed by the Member if:
(a)	a personal identification code allocated by the Company to the Member has been input into the appointment; or
(b)	the appointment has been verified in another manner approved by the Directors.
55.3	The Company may send a proxy appointment form to Members in a form which has been approved by the Directors or by the chairperson and the Managing Director.
55.4	A proxy's appointment is valid at an adjourned general meeting.
55.5	A proxy or attorney may be appointed for all meetings or for any number of general meetings or for a particular purpose.
55.6	Unless otherwise provided for in the proxy's appointment or in any instrument appointing an attorney, the appointment of the proxy or the attorney will be taken to confer authority:
(a)	to vote on:
(i)	any amendment moved to the proposed resolutions and on any motion that the proposed resolutions not be put or any similar motion; and
(ii)	any procedural motion, including any motion to elect the chairperson, to vacate the chair or to adjourn the general meeting,

even though the appointment may specify the way the proxy or attorney is to vote on a particular resolution; and

(b)	to vote on any motion before the general meeting whether or not the motion is referred to in the appointment,
(c)	except where any such vote, if cast, would constitute an offence under the Corporations Act.
56.	Proxy in blank

If a proxy appointment is signed by the Member but does not name the proxy or proxies in whose favour it is given, the chairperson may either act as proxy or complete the proxy appointment by inserting the name or names of one or more Directors or a Secretary.

57.	Lodgement of proxy
57.1

Subject to clause 57.3, the appointment of a proxy or attorney must be received by the Company, at least 48 hours (unless reduced in the notice of meeting to which the appointment relates) before the general meeting (or the resumption of an adjourned general meeting) at which the appointee is to attend and vote.

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57.2

If the appointment purports to be executed under a power of attorney or other authority, the original document or a certified copy of it must be received by the Company at least 48 hours (unless reduced in the notice of meeting to which the appointment relates) before the general meeting (or the resumption of an adjourned general meeting).

57.3	The Company receives an appointment of a proxy or attorney or other authority under which it was signed when they are received at:
(a)	the Company's registered office;
(b)	a facsimile number at the Company's registered office; or
(c)	a place, facsimile number or electronic address specified for that purpose in the notice of general meeting.
58.	Validity
58.1	A vote cast in accordance with an appointment of proxy or power of attorney is valid even if before the vote was cast the appointor:
(a)	died;
(b)	became mentally incapacitated;
(c)	revoked the proxy or power; or
(d)	transferred the Shares in respect of which the vote was cast,

unless the Company received written notification of the death, mental incapacity, revocation or transfer before the relevant general meeting or adjourned general meeting.

58.2

Notwithstanding any other clause of this Constitution, a vote cast or purported to be cast by a person in circumstances which would constitute an offence under the Corporations Act is invalid and will not be counted by the Company on any vote, whether by proxy, in person, on a poll or by any other means .

59.	Representatives of bodies corporate
59.1	Any Member or proxy that is a body corporate may appoint an individual as its representative as provided by the Corporations Act.
59.2	The appointment of a Representative may set out restrictions on the Representative's powers.
59.3

The original form of appointment of a Representative, a certified copy of the appointment, or a certificate of the body corporate evidencing the appointment of a Representative is prima facie evidence of a Representative having been appointed.

59.4

The chairperson of a general meeting may permit a person claiming to be a Representative to exercise the body's powers even if he or she has not produced a certificate or other satisfactory evidence of his or her appointment.

Appointment and removal of Directors

60.	Number of Directors
60.1	Subject to the Corporations Act, the Company may by resolution passed at a general meeting increase the minimum number of Directors or increase or reduce the maximum number of Directors.

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60.2	Until the Company resolves otherwise in accordance with clause 60.1 there will be:
(a)	a minimum of three Directors; and
(b)	a maximum of 10 Directors.
60.3

Subject to any resolution of the Members determining the maximum and minimum numbers of Directors, the Directors may from time to time determine the respective numbers of Executive and Non-Executive Directors.

61.	Qualification
61.1	Neither a Director nor an Alternate Director has to hold any Shares.
61.2

In addition to the circumstances which disqualify a person from managing a corporation according to the Corporations Act, no person who has been an insolvent under administration within the previous five years is eligible to become a Director.

61.3	A Director (and an Alternate Director when acting as a Director) is entitled to notice of all general meetings and meetings of the holders of any class of Shares.
62.	Power to remove and appoint
62.1	Subject to the provisions of this Constitution, the Company may appoint a person as a Director by resolution passed in general meeting.
62.2

A Director appointed or elected at a general meeting is taken to have been appointed or elected with effect from immediately after the end of that general meeting unless the resolution by which the Director was appointed or elected specifies a different time.

62.3

If the conduct or position of any Director is such that continuance in office appears to the majority of the Directors to be prejudicial to the interests of the Company, a majority of Directors at a meeting of the Directors specifically called for that purpose may suspend that Director.

62.4	A suspended Director may not take any part in the business or affairs of the Company until the suspension has been terminated.
62.5	Within 14 days of the suspension of a Director, the Directors must call a general meeting, at which the Members may consider a resolution to remove the Director from office.
62.6

If a resolution to remove a suspended Director from office is not carried at the general meeting called to consider the matter, the suspension of the Director is terminated and the Director is reinstated in his or her office.

63.	Additional and casual Directors
63.1	Subject to clause 60, only the Directors may appoint any person as a Director to fill a casual vacancy or as an addition to the existing Directors.
63.2

Unless the Director is the Managing Director and the ASX Listing Rules do not require that Director to be subject to retirement as set out in this clause, a Director appointed under clause 63.1 will hold office until the end of the next annual general meeting of the Company, at which the Director may be re-elected.

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64.	Retirement of Directors
64.1

No Director, who is not the Managing Director, may hold office for a continuous period in excess of three years or until the third annual general meeting following the Director's appointment or election, whichever is the longer, without submitting for re-election.  If no such director would be required to submit for re-election but the ASX Listing Rules require an election of Directors to be held, the Director to retire will be the Director who has been longest in office since their last election, but, as between persons who became Directors on the same day, the one to retire will (unless they otherwise agree among themselves) be determined by lot.

64.2	A retiring Director remains in office until the end of the meeting at which the Director retires or vacates office, and will be eligible for re-election at the meeting.
65.	Eligibility for election as Director
65.1	A person is eligible for election to the office of a Director at a general meeting only if:
(a)	the person is in office as a Director immediately before the meeting;
(b)	the person has been nominated by the Directors for election at that meeting;
(c)

where the person is a Member, the person has, at least 35 Business Days but no more than 90 Business Days before the meeting, given the Company a notice signed by the person stating the person's desire to be a candidate for election at the meeting; or

(d)

where the person is not a Member, a Member intending to nominate the person for election at that meeting has, at least 35 Business Days but no more than 90 Business Days before the meeting, given the Company a notice signed by the Members stating the Member's intention to nominate the person for election, and a notice signed by the person stating the person's consent to the nomination.

65.2	Clause 65.1(a) applies to elections of Directors at a general meeting that is a spill meeting as defined in section 250V(1) of the Corporations Act, to the extent permitted by the Corporations Act.
66.	Vacation of office

The office of a Director immediately becomes vacant if the Director:

(a)	ceases to be a Director by virtue of the Corporations Act;
(b)	is prohibited by the Corporations Act from holding office or continuing as a Director;
(c)	is liable to pay a call but does not pay the call within 21 days after the date on which it is payable;
(d)	is prohibited from holding or is removed from the office of Director by an order made under the Corporations Act;
(e)	becomes bankrupt or makes any general arrangement or composition with his or her creditors;
(f)

cannot fully participate in the management of the Company because of his or her mental incapacity or is a person whose estate is liable to have a person appointed, under the law relating to the administration of estates of persons who through mental or physical infirmity are incapable of managing their affairs, to administer it, or becomes in the opinion of the Directors incapable of performing his or her duties;

(g)	resigns from his or her office of Director by notice in writing to the Company; or
(h)	is absent from Directors' meetings for six consecutive months without leave of absence from the Directors.

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Remuneration of Directors

67.	Remuneration of Non-Executive Directors
67.1

Subject to the ASX Listing Rules, the Directors as a whole (other than Executive Directors) may be paid or provided remuneration for their services the total amount or value of which must not exceed each year an aggregate maximum approved for the purposes of clause 15.4(a) of the Previous Constitution or such higher maximum amount determined from time to time by the Company in general meeting.

67.2	When calculating a Director's remuneration for the purposes of the aggregate maximum under clause 67.1, any amount paid by the Company or a related body corporate:
(a)	to a superannuation, retirement or pension fund for a Director so that the Company is not liable to pay the superannuation guarantee charge or similar statutory charge is to be included; and
(b)	for any insurance premium paid or agreed to be paid for a Director under clause 67.7 is to be excluded.
67.3

Subject to the ASX Listing Rules, the aggregate maximum sum will be divided among the Non-Executive Directors in such proportion and manner as the Directors agree and, in default of agreement, equally and shall be deemed to accrue from day to day.

67.4	Non-Executive Directors may not be paid a commission on or a percentage of profits or operating revenue.
67.5

If a Non-Executive Director is required to perform services for the Company which in the opinion of the Directors, are outside the scope of the ordinary duties of a Director, the Company may pay or provide the Director remuneration determined by the Directors which may be either in addition to or instead of the Director's remuneration under clause 67.1.  Any remuneration paid or provided under this clause 67.5 does not form part of the aggregate maximum sum of Directors' remuneration permitted under clause 67.1.

67.6

Non-Executive Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or otherwise in connection with the Company's business.

67.7

The Company may also pay a premium for a contract insuring a person who is or has been a Non‑Executive Director against liability incurred by the person as a Director, except in circumstances prohibited by the Corporations Act.

67.8

Shares, options, rights and other share-based payments may be provided to Non-Executive Directors as part of their remuneration under clauses 67.3 and 67.4  according to the rules of any share plan for the remuneration of Non-Executive Directors that may be introduced by the Company, subject to the ASX Listing Rules and requirements of the Corporations Act.  The value of any such Shares, options, rights and other share-based payments will not be included in the aggregate maximum under clause 67.1.

68.	Remuneration of Executive Directors
68.1

The remuneration of an Executive Director may from time to time be fixed by the Directors.  The remuneration may be by way of salary or commission or participation in profits or by all or any of these modes but may not be by commission on, or a percentage of, operating revenue.

68.2	The Company may reimburse an Executive Director for his or her expenses properly incurred as a Director or in the course of his or her office.

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68.3

Except in circumstances prohibited by the Corporations Act, the Company may pay a premium for a contract insuring a person who is or has been an Executive Director against liability incurred by the person as a Director.

69.	Retirement benefits
69.1

Subject to the Corporations Act, the Company may give a person a benefit in connection with a Director's retirement from a managerial or executive office in the Company or a related body corporate of the Company.

69.2

Subject to the Corporations Act, the Company may enter into an agreement or contract with a person for the giving to the person or any other person of a benefit in connection with a Director's retirement from a managerial or executive office in the Company or a related body corporate of the Company.

Powers and duties of Directors

70.	Directors to manage Company
70.1

The business of the Company is managed by or under the direction of the Directors who may exercise all powers of the Company that this Constitution, the Corporations Act or the ASX Listing Rules do not require to be exercised by the Company in general meeting.

70.2	Without limiting the generality of clause 70.1, the Directors may exercise all the powers of the Company to:
(a)	borrow money;
(b)	charge any property or business of the Company or all or any of its uncalled capital;
(c)	issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person; and
(d)	guarantee or to become liable for the payment of money or the performance of any obligation by or of any other person.

Proceedings of Directors

71.	Directors' meetings
71.1	Any Director may call a meeting of the Directors.
71.2

A Directors' meeting must be called by giving not less than 48 hours' notice of such meeting to each Director, unless the Directors unanimously agree otherwise.  The notice may be in writing or given using any technology consented to by all the Directors.  The consent may be a standing one.

71.3

An accidental omission to send a notice of a meeting of Directors to any Director or the non-receipt of such a notice by any Director does not invalidate the proceedings, or any resolution passed, at the meeting.

71.4

Subject to the Corporations Act, a Directors' meeting may be held by the Directors communicating with each other by any technological means consented to by all the Directors.  The consent may be a standing one.

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71.5	The Directors need not all be physically present in the same place for a Directors' meeting to be held.
71.6	A Director who participates in a meeting held in accordance with clause 71.4 is taken to be present and entitled to vote at the meeting.
71.7

A Director can only withdraw his or her consent under clause 71.4 to the means of communication between Directors proposed for a Directors' meeting if the Director does so at least 48 hours before the meeting.

71.8	Clause 71.4 applies to meetings of Directors' committees as if all committee members were Directors.
71.9	The Directors may meet together, adjourn and regulate their meetings as they think fit.
71.10	A quorum for meetings of Directors may be fixed by the Directors and unless so fixed, is three Directors present. The quorum must be present at all times during the meeting.
71.11	Where a quorum cannot be established for the consideration of a particular matter at a meeting of Directors, one or more of the Directors may call a general meeting of Members to deal with the matter.
72.	Decisions
72.1	Questions arising at a meeting of Directors are to be decided by a majority of votes of the Directors present and voting and, subject to the Corporations Act, each Director has one vote.
72.2	Subject to the ASX Listing Rules, in the case of an equality of votes, the chairperson of a meeting does not have a casting vote in addition to his or her deliberative vote.
72.3	An Alternate Director has one vote for each Director for whom he or she is an alternate. If an Alternate Director is a Director, he or she also has a vote as a Director.
73.	Directors' interests
73.1	Where required by the Corporations Act, a Director must give the Directors notice of any material personal interest in a matter that relates to the affairs of the Company.
73.2	Subject to the provisions of this clause 73, a Director or a body or entity in which a Director has a direct or indirect interest may:
(a)	enter into any agreement or arrangement with the Company;
(b)	hold any office or place of profit other than as auditor in the Company; and
(c)	act in a professional capacity other than as auditor for the Company,

and the Director or the body or entity can receive and keep beneficially any remuneration, profits or benefits under any agreement or arrangement with the Company or from holding an office or place of profit in or acting in a professional capacity with the Company.

73.3	The fact that a Director holds office as a director, and has fiduciary obligations arising out of that office:
(a)	will not void or render voidable a contract made by a Director with the Company;
(b)	will not void or render voidable a contract or arrangement entered into by or on behalf of the Company and in which the Director may have any interest; and

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(c)

will not require the Director to account to the Company for any profit realised by or under any contract or arrangement entered into by or on behalf of the Company and in which the Director may have any interest.

73.4	A Director may be or become a director or other officer of, or otherwise be interested in:
(a)	any related body corporate of the company; or
(b)	any other body corporate promoted by the Company or in which the Company may be interested as a vendor, shareholder or otherwise,

and is not accountable to the Company for any remuneration or other benefits received by the Director as a director or officer of, or from having an interest in, that body corporate.

73.5	A Director who has a material personal interest in a matter that is being considered at a Directors' meeting must not:
(a)	be present while the matter is being considered at the meeting; or
(b)	vote on the matter,

unless permitted to do so by the Corporations Act, in which case the Director may:

(c)	be counted in determining whether or not a quorum is present at any meeting of Directors considering that contract or arrangement or proposed contract or arrangement;
(d)	sign or countersign any document relating to that contract or arrangement or proposed contract or arrangement; and
(e)	vote in respect of, or in respect of any matter arising out of, the contract or arrangement or proposed contract or arrangement.
73.6

A Director must give to the Company such information about the Shares or other securities in the Company in which the Director has a relevant interest and at the times that the Secretary requires, to enable the Company to comply with any disclosure obligations it has under the Corporations Act or the ASX Listing Rules.

74.	Alternate Directors
74.1	A Director may, with the approval of the Directors, appoint one or more persons as his or her alternate.
74.2

An Alternate Director is entitled to notice of Directors' meetings while he or she is acting in that capacity and, if the appointor is not present at a meeting, is entitled to attend, be counted in a quorum and vote as a Director.

74.3	An Alternate Director is an officer of the Company and is not an agent of the appointor.
74.4	The provisions of this Constitution which apply to Directors also apply to Alternate Directors, except that Alternate Directors are not entitled in that capacity to any remuneration from the Company.
74.5	The appointment of an Alternate Director may be revoked at any time by the appointor or by the other Directors.
74.6	An Alternate Director's appointment ends automatically when his or her appointor ceases to be a Director.
74.7	Any appointment or revocation under this clause must be effected by written notice delivered to the Secretary.

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74.8	An Alternate Director does not have an interest in a contract or arrangement or a material personal interest in a matter by reason only of the fact that his or her appointor has such an interest.
75.	Remaining Directors
75.1	The Directors may act even if there are vacancies on the board.
75.2	If the number of Directors is not sufficient to constitute a quorum at a Directors' meeting, the Director or Directors may act only to:
(a)	appoint a Director or Directors; or
(b)	call a general meeting.
76.	Chairperson
76.1	The Directors may elect a Director as chairperson of Directors' meetings and may determine the period for which the chairperson will hold office.
76.2

If no chairperson is elected or if the chairperson is not present at any Directors' meeting within 10 minutes after the time appointed for the meeting to begin, the Directors present must elect a Director to be chairperson of the meeting.

76.3	The Directors may elect a Director as deputy chairperson to act as chairperson in the chairperson's absence.
77.	Delegation
77.1	The Directors may delegate any of their powers, other than those which by law must be dealt with by the Directors as a board, to:
(a)	a committee or committees;
(b)	a Director or Directors;
(c)	an employee or employees of the Company; or
(d)	any other person.
77.2	The Directors may at any time revoke any delegation of power under clause 77.1.
77.3	A committee may be authorised by the Directors to sub‑delegate all or any of the powers for the time being vested in it.
77.4

Meetings of any committee of Directors will be governed by the provisions of this Constitution which deal with Directors' meetings so far as they are applicable and are not inconsistent with any directions of the Directors.  The provisions apply as if each member was a Director.

78.	Written resolutions
78.1	If:
(a)

all the Directors who are eligible to vote on a resolution (other than any Director on leave of absence approved by the Directors, any Director who disqualifies himself or herself from considering the resolution in question and any Director who would be prohibited by the Act from voting on the resolution in question) sign or consent to a resolution set out or identified in a document; and

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(b)	the Directors who sign or consent to the resolution would have constituted a quorum at a meeting of Directors held to consider that resolution,

then a resolution in those terms is taken to have been passed by the Directors without a meeting.  The resolution is passed when the last Director signs or provides their consent.

78.2	For the purposes of clause 78.1, separate copies of a document may be used for signing or the provision of consent by the Directors if the wording of the resolution is identical in each copy.
78.3	Any document referred to in this clause may be a document in the form of a facsimile transmission, electronic notification, or produced by other electronic or mechanical means.
78.4	A Director may consent to a resolution by:
(a)	signing the document containing the resolution (or a copy of the document):
(b)	sending the consent in any document produced under the name of the Director with the Director's authority;
(c)

delivering to the Company's registered office a written document addressed to the company secretary or the chairperson of Directors, signifying assent to the resolution and either setting out its terms or otherwise clearly identifying the resolution;

(d)	telephoning the secretary or the chairperson of Directors and signifying assent to the resolution and clearly identifying its terms; or
(e)	any other means approved from time to time by the Directors.
78.5	If a resolution is taken to have been passed in accordance with this clause 78, the minutes must record that fact.
78.6	This clause 78 applies to meetings of Directors' committees as if all members of the committee were Directors.
78.7	Any document referred to in this clause 78 must be sent to every Director who is entitled to vote on the resolution.
79.	Validity of acts of Directors
79.1

An act done by a Director is effective even if their appointment, or the continuance of their appointment, is invalid because the Company or Director did not comply with this Constitution or any provision of the Corporations Act.

79.2	Clause 79.1 does not deal with the question whether an effective act by a director:
(a)	binds the company in its dealings with other people; or
(b)	makes the company liable to another person.
80.	Minutes
80.1	The Directors must cause minutes to be made of:
(a)	the names of the Directors present at all Directors' meetings and meetings of Directors' committees;
(b)	all proceedings and resolutions of general meetings, Directors' meetings and meetings of Directors' committees;
(c)	all resolutions passed in accordance with clause 78;
(d)	appointments of officers, but only if the Directors resolve that a minute of the appointment should be made; and

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(e)	all disclosures of interests made in accordance with the Corporations Act.
80.2	Minutes must be signed by the chairperson of the meeting or by the chairperson of a future meeting, and if so signed will be conclusive evidence of the matters stated in such minutes.

Executive Directors

81.	Appointment
81.1	The Directors may appoint one Director to the office of Managing Director on such terms as they think fit.
81.2	The Directors may appoint one or more Directors to any other full-time executive position in the Company on such terms as they think fit.
81.3

A Director appointed under clause 81.1 or 81.2, and a Director (however appointed) occupying for the time being a full-time executive position in the Company or a related body corporate of the Company, is referred to in this Constitution as an Executive Director.

81.4	The Directors may, subject to the terms of the Executive Director's employment contract, suspend, remove or dismiss him or her from executive office and appoint another Director in that place.
81.5	If an Executive Director ceases to be a Director, his or her appointment as an Executive Director terminates automatically.
81.6	If an Executive Director ceases to hold an executive office in the Company, then, unless the Directors resolve otherwise, he or she also ceases to be a Director from the same date.
81.7

If an Executive Director is suspended from executive office of the Company or of a related body corporate of the Company, his or her duties and obligations as Director are suspended for the same period.

81.8

A Managing Director is not subject to retirement under clause 64 and is not to be taken into account in determining the rotation of retirement of Directors.  Any other Executive Directors are subject to retirement under clause 64.

82.	Powers of Executive Directors
82.1	The Directors may confer on an Executive Director any powers exercisable by the Directors, subject to any terms and restrictions determined by the Directors.
82.2	The Directors may authorise an Executive Director to sub‑delegate all or any of the powers vested in him or her.
82.3	Any power conferred under this clause may be concurrent with but not to the exclusion of the Directors' powers.
82.4	The Directors may at any time withdraw or vary any of the powers conferred on an Executive Director.

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Local management

83.	General
83.1	The Directors may provide for the management and transaction of the affairs of the Company in any place and in such manner as they think fit.
83.2	Without limiting clause 83.1, the Directors may:
(a)	establish local boards or agencies for managing any of the affairs of the Company in a specified place and appoint any persons to be members of those local boards or agencies; and
(b)	delegate to any person appointed under clause 83.2(a) any of the powers, authorities and discretions which may be exercised by the Directors under this Constitution,

on any terms and subject to any conditions determined by the Directors.

83.3	The Directors may at any time revoke or vary any delegation under this clause 83.
84.	Appointment of attorneys and agents
84.1	The Directors may from time to time by resolution or power of attorney appoint any person to be the attorney or agent of the Company:
(a)	for the purposes;
(b)	with the powers, authorities and discretions (not exceeding those exercisable by the Directors under this Constitution);
(c)	for the period; and
(d)	subject to the conditions,

determined by the Directors.

84.2	An appointment by the Directors of an attorney or agent of the Company may be made in favour of:
(a)	any member of any local board established under this Constitution;
(b)	any company;
(c)	the members, directors, nominees or managers of any company or firm; or
(d)	any fluctuating body of persons whether nominated directly or indirectly by the Directors.
84.3	A power of attorney may contain such provisions for the protection and convenience of persons dealing with an attorney as the Directors think fit.
84.4	An attorney or agent appointed under this clause 84 may be authorised by the Directors to sub-delegate all or any of the powers authorities and discretions for the time being vested in it.

Secretary

85.	Secretary
85.1	There must be at least one Secretary of the Company appointed by the Directors on conditions determined by them.
85.2	The Secretary is entitled to attend all Directors' and general meetings.

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85.3	The Directors may, subject to the terms of the Secretary's employment contract, suspend, remove or dismiss the Secretary.

Seals

86.	Common Seal
86.1	If the Company has a Seal:
(a)	the Directors must provide for the safe custody of the Seal;
(b)	it must not be used except with the authority of the Directors or a Directors' committee authorised to permit use of the Seal;
(c)

every document to which the Seal is affixed must be signed by a Director and be countersigned by another Director, the Secretary or another person appointed by the Directors to countersign the document; and

(d)

the Directors may determine by resolution either generally or in any particular case that the signature of any Director or the Secretary to a document to which the Seal or a duplicate seal or certificate seal is affixed may be a facsimile applied to the document by specified mechanical means.

86.2

Without limiting the generality of section 127 or Part 2B.2 of the Corporations Act, the Company may execute a document if the Seal is fixed to the document and the fixing of the Seal is witnessed by any of the persons referred to in section 127(2)(a) or (b) of  the Corporations Act.

87.	Duplicate Seal

If the Company has a Seal, the Company may have one or more duplicate seals of the Seal each of which:

(a)	must be a facsimile of the Seal with the addition on its face of the words Duplicate Seal; and
(b)	must only be used with the authority of the Directors or a Directors' committee.

Inspection of records

88.	Times for inspection
88.1

Except as otherwise required by the Corporations Act, the Directors may determine whether and to what extent, and at what times and places and under what conditions, the financial records and other documents of the Company or any of them will be open for inspection by Members other than Directors.

88.2

A Member other than a Director does not have the right to inspect any financial records or other documents of the Company unless the Member is authorised to do so by a court order or a resolution of the Directors.

Dividends and reserves

89.	Dividends

The Directors may by resolution either:

(a)	declare a dividend and may fix the amount, the time for and method of payment; or

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(b)	determine a dividend or interim dividend is payable and fix the amount and the time for and method of payment.
90.	Amend resolution to pay dividend

If the Directors determine that a dividend or interim dividend is payable under clause 89(b), they may amend or revoke the resolution to pay the dividend or interim dividend before the record date notified to ASX for determining entitlements to that dividend or interim dividend.

91.	No interest

Interest is not payable by the Company on a dividend.

92.	Reserves
92.1

The Directors may set aside out of any amount available for distribution as a dividend such amounts by way of reserves as they think appropriate before declaring a dividend or determining to pay a dividend.

92.2	If the Directors resolve to declare a dividend or determine to pay a dividend, or state in the minutes of a meeting of Directors their intention to do so subject to the occurrence of a future event:
(a)	by such resolution or minutes the Directors will be taken to have set aside the amount available for distribution as a dividend as a reserve; and
(b)	such amount will not be appropriated in the accounts of the Company against losses or appropriated or applied for any other purpose, except pursuant to a resolution approved by the Directors.
92.3

In any case other than that referred to in clause 92.1 or clause 92.2, any amount available for distribution, including retained earnings or profits, will not be taken to be appropriated or applied against losses or for any other purpose except pursuant to a resolution of the Directors.

92.4	The Directors may apply the reserves for any purpose for which an amount available for distribution as a dividend may be properly applied.
92.5	Pending any application or appropriation of the reserves, the Directors may invest or use the reserves in the business of the Company or in other investments as they think fit.
92.6	The Directors may carry forward any undistributed amount available for distribution as a dividend without transferring them to a reserve.
93.	Dividend entitlement
93.1	Subject to the rights of persons (if any) entitled to Shares with special rights as to dividends:
(a)	all fully paid Shares on which any dividend is declared or paid, are entitled to participate in that dividend equally; and
(b)

each partly paid Share is entitled to a fraction of the dividend declared or paid on a fully paid Share of the same class, equivalent to the proportion which the amount paid (not credited) on the Share bears to the total amounts paid and payable, whether or not called, (excluding amounts credited) on the Share.

93.2	An amount paid on a Share in advance of a call is not to be taken as paid for the purposes of clause 93.1.

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93.3	Unless otherwise determined by the Directors, Shares rank for dividends from their date of allotment.
93.4	Subject to the ASX Settlement Operating Rules, the Directors may fix a record date for a dividend, with or without suspending the registration of transfers from that date.
93.5	Subject to the ASX Settlement Operating Rules, a dividend in respect of a Share must be paid to the person who is registered, or entitled to be registered, as the holder of the Share:
(a)	where the Directors have fixed a record date in respect of the dividend, on that date; or
(b)	where the Directors have not fixed a record date in respect of that dividend, on the date fixed for payment of the dividend,
(c)	and a transfer of a Share that is not registered on or before that date is not effective, as against the Company, to pass any right to the dividend.
93.6

Subject to the Corporations Act and the ASX Settlement Operating Rules, a transfer of Shares registered after the record date notified to ASX for determining entitlements to a dividend paid or payable in respect of the transferred Shares, does not pass the right to that dividend.

94.	Restricted securities

During a breach of the ASX Listing Rules relating to Shares which are Restricted Securities, or a breach of a restriction agreement, the holder of the relevant Restricted Securities is not entitled to any dividend in respect of those Restricted Securities.

95.	Deductions from dividends

The Directors may deduct from a dividend payable to a Member all sums presently payable by the Member to the Company on account of calls or otherwise in relation to Shares in the Company.

96.	Distribution of assets
96.1	The Directors may resolve that a dividend will be paid wholly or partly by the transfer or distribution of specific assets, including fully paid shares in, or debentures of, any other corporation.
96.2	If a difficulty arises in making a transfer or distribution of specific assets, the Directors may:
(a)	deal with the difficulty as they consider expedient;
(b)	fix the value of all or any part of the specific assets for the purposes of the distribution;
(c)	determine that cash will be paid to any Members on the basis of the fixed value in order to adjust the rights of all the Members; and
(d)	vest any such specific assets in trustees as the Directors consider expedient.
96.3

If a transfer or distribution of specific assets to a particular Member or Members is in the Directors opinion contrary to any law including any law applicable to the Member, or, in the Directors' opinion, impracticable, the Directors may make a cash payment to the Member or Members on the basis of the cash amount of the dividend instead of the transfer or distribution of specific assets.

96.4	Where the Company pays a dividend (interim or final) by the transfer of shares in another corporation:
(a)	the Members receiving the dividend will be taken to have agreed to become members of that corporation; and

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(b)

each of those Members appoints the Company or any of the Directors as its agent to execute any transfer of shares or other document required to facilitate or effect the distribution and transfer of the shares to the Member.

97.	Payment
97.1	Any dividend or other money payable in respect of Shares may be paid:
(a)	by cheque sent through the mail directed to:
(i)	by the address of the Member shown in the Register or to the address of the joint holder of Shares shown first in the Register; or
(ii)	by an address which the Member has, or joint holders have, in writing notified the Company as the address to which dividends should be sent;
(b)	by electronic funds transfer to an account with a bank or other financial institution nominated by the Member and acceptable to the Company; or
(c)	by any other means determined by the Directors,

and is at the risk of the Member who is (or joint holders one of whom is) the intended recipient as soon as it is given, posted or transferred, as applicable.

97.2	Any joint holder may give an effectual receipt for any dividend or other money paid in respect of Shares held by holders jointly.
97.3

If the Directors decide that payments will be made by electronic transfer into an account (of a type approved by the Directors) nominated by a Member, but no such account is nominated by the Member or an electronic transfer into a nominated account is rejected or refunded, the Company may credit the amount payable to an account of the Company to be held until the Member nominates a valid account.

97.4

Where a Member does not have a registered address or the Company believes that a Member is not known at the Member's registered address, the Company may credit an amount payable in respect of the Member's Shares to an account of the Company to be held until the Member claims the amount payable or nominates an account into which a payment may be made.

97.5

An amount credited to an account under clause 97.3 or 97.4 is to be treated as having been paid to the Member at the time it is credited to that account.  The Company will not be a trustee of the money and no interest will accrue on the money.

97.6

If a cheque for an amount payable under clause 97.1 is not presented for payment for 11 calendar months after issue or an amount is held in an account under clause 97.3 or 97.4 for 11 calendar months, the Directors may reinvest the amount, after deducting reasonable expenses, into Shares on behalf of, and in the name of, the Member concerned and may stop payment on the cheque.  The Shares may be acquired on market or by way of new issue at a price the Directors accept is market price at the time.  Any residual sum which arises from the reinvestment may be carried forward or donated to charity on behalf of the Member, as the Directors decide.  The Company's liability to pay the relevant amount is discharged by an application under this clause 97.6.  The Directors may do anything necessary or desirable (including executing any document) on behalf of the Member to effect the application of an amount under this clause 97.6.  The Directors may determine other rules to regulate the operation of this clause 97.6 and may delegate their power under this clause 97.6 to any person.

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98.	Election to reinvest dividend

The Directors may:

(a)

establish a plan under which Members or any class of Members may elect to reinvest cash dividends paid or payable by the Company by acquiring by way of issue or transfer (or both) Shares or other securities; and

(b)	vary, suspend or terminate the arrangements established under clause 98(a).
99.	Election to accept Shares in lieu of dividend
99.1	The Directors may resolve, in respect of any dividend which it is proposed to pay on any Shares, that holders of those Shares may elect to:
(a)	forego their right to share in the proposed dividend or part of the proposed dividend; and
(b)	instead receive an issue of Shares credited as fully paid or a transfer of fully paid Shares (or both).
99.2

If the Directors resolve to allow the election provided for in clause 99.1, each holder of Shares conferring a right to share in the proposed dividend may, by notice in writing to the Company given in such form and within such period as the Directors may decide, elect to:

(a)

forego the dividend which otherwise would have been paid to the holder on such of the holder's Shares conferring a right to share in the proposed dividend as the holder specifies in the notice of election; and

(b)	receive instead Shares to be issued or transferred (or both) to the holder credited as fully paid, on and subject to such terms and conditions as the Directors may determine.
99.3	Following the receipt of duly completed notices of election under clause 99.1(b), the Directors must:
(a)

appropriate from any amount available for distribution to Members an amount equal to the aggregate issue price (if any) of the Shares to be issued credited as fully paid or transfer fully paid Shares to those holders of Shares who have given such notices of election; and

(b)	apply the amount (if any) in paying up in full the number of Shares required to be so issued, or paying the purchase price of Shares required to be so transferred.
99.4	The Directors may rescind, vary or suspend a resolution of the Directors made under clause 99.1 and the arrangements implemented under the resolution.
99.5

The powers given to the Directors by this clause 99 are additional to the provisions for capitalisation of amounts available for distribution to Members provided for by this Constitution.  If the Directors exercise their power to capitalise amounts available for distribution to Members under clause 100 then any Member who has elected to participate in arrangements established under this clause 99 is deemed, for the purpose of determining the Member's entitlement to share in the capitalised sum, not to have so elected.

100.	Capitalisation of amounts available for distribution
100.1	The Directors may resolve:
(a)	to capitalise any sum available for distribution to Members; and
(b)	that:
(i)	no Shares be issued and no amounts unpaid on Shares be paid up on capitalisation of the sum; or

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(ii)

the sum be applied in any of the ways mentioned in clause 100.2 for the benefit of Members in the proportions in which the members would have been entitled if the sum had been distributed by way of Dividend.

100.2	The ways in which a sum may be applied for the benefit of Members under clause 100.1(b)(ii) are:
(a)	in paying up any amounts unpaid on Shares held or to be held by Members;
(b)	in paying up in full unissued Shares or debentures to be issued to Members as fully paid; or
(c)	partly as mentioned in clause 100.2(a) and partly as mentioned in clause 100.2(b).
100.3	To the extent necessary to adjust the rights of the Members among themselves, the Directors may:
(a)	make cash payments in cases where Shares or debentures become issuable in fractions; and
(b)	authorise any person to make, on behalf of all the Members entitled to a benefit on the capitalisation, an agreement with the Company providing for:
(i)	the issue to them, credited as fully paid up, of any such further Shares or debentures; or
(ii)

the payment by the Company on their behalf of the amount or any part of the amount remaining unpaid on their existing Shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under the authority of clause 100.3(b) is effective and binding on all the Members concerned.

Notices

101.	Service of notices
101.1	Notice may be given by the Company to any person who is entitled to notice under this Constitution by:
(a)	serving it on the person; or
(b)

sending it by post, courier, facsimile transmission or electronic notification to the person at the person's address shown in the Register or the address supplied by the person to the Company for sending notices to the person; or

(c)

(except in the case of a notice of meeting of Members which is required to be given individually to each Member entitled to vote at the meeting and to each Director), advertising in one or more newspapers published daily (except on weekends) throughout Australia as determined by the Directors.

101.2	A notice sent by post or courier is taken to be served:
(a)	by properly addressing, prepaying and posting or directing the delivery of the notice; and
(b)	on the day after the day on which it was posted or given to the courier for delivery.
101.3	A notice sent by facsimile transmission or electronic notification is taken to be served:
(a)	by properly addressing the facsimile transmission or electronic notification and transmitting it; and
(b)	on the day of its transmission except if transmitted after 5.00pm in which case is taken to be served on the next day.
101.4	A notice given by advertisement is taken to be served on the date on which the advertisement first appears in a newspaper.

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101.5	A notice may be served by the Company on joint holders under clause 101.1(a) or 101.1(b) by giving the notice to the joint holder whose name appears first in the Register.
101.6

Every person who is entitled to a Share by operation of law and who is not registered as the holder of the Share is taken to receive any notice served in accordance with this clause by advertisement or on that person from whom the first person derives title.

101.7	A Share certificate, cheque, warrant or other document may be delivered by the Company either personally or by sending it:
(a)

in the case of a Member whose address recorded in the Register is not in Australia, by airmail post, facsimile transmission, electronic notification or in another way that ensures that it will be received quickly, as appropriate; and

(b)	in any other case by ordinary post,

and is at the risk of the addressee as soon as it is given or posted.

A Member whose address recorded in the Register is not in Australia may specify in writing an address in Australia for the purposes of clause 101.

101.8

A certificate in writing signed by a Director, Secretary or other officer of the Company, or by any person that the Company has engaged to maintain the Register, that a document or its envelope or wrapper was addressed and stamped and was posted or given to a courier is conclusive evidence of posting or delivery by courier.

101.9	The signature to a written notice given by the Company may be written, printed or affixed in any other manner permitted by the Corporations Act.
101.10	All notices sent by post outside Australia must be sent by prepaid airmail post.
101.11

A notice sent by post, courier, facsimile transmission or electronic notification to a Member's address shown in the Register or the address supplied by the Member to the Company for the purpose of sending notices to the Member is deemed to have been served notwithstanding that the Member has died, whether or not the Company has notice of his or her death.

101.12	The provisions of this clause relating to notices apply, to the extent that they can and with any necessary changes, to sending any communication or document.
102.	Persons entitled to notice
102.1	Notice of every general meeting must be given to:
(a)	every Member;
(b)	every Director and Alternate Director;
(c)	ASX; and
(d)	the Auditor.
102.2	No other person is entitled to receive notice of a general meeting.

Audit and financial records

103.	Company to keep financial records
103.1

The Directors must cause the Company to keep written financial records and to prepare financial documents and reports in accordance with the requirements of the Corporations Act and the ASX Listing Rules.

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103.2	The Directors must cause the financial records and financial documents of the Company to be audited in accordance with the requirements of the Corporations Act and the ASX Listing Rules.

Winding up

104.	Winding up
104.1	Nothing in this clause prejudices the rights of the holders of Shares issued on special terms and conditions.
104.2	If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company:
(a)	divide among the Members in kind all or any of the Company's assets; and
(b)	for that purpose, determine how he or she will carry out the division between the different classes of Members,

but may not require a Member to accept any Shares or other securities in respect of which there is any liability.

104.3

The liquidator may, with the sanction of a special resolution of the Company, vest all or any of the Company's assets in a trustee on trusts determined by the liquidator for the benefit of the contributories.

Indemnity

105.	Indemnity
105.1

To the extent permitted by law and subject to the restrictions in section 199A of the Corporations Act and any other applicable law, the Company indemnifies every person who is or has been an officer of the Company against any liability (other than for legal costs) incurred by that person as an officer of the Company (including liabilities incurred by the officer as a director or secretary of a subsidiary of the Company where the Company requested the officer to accept that appointment).

105.2

To the extent permitted by law and subject to the restrictions in section 199A of the Corporations Act and any other applicable law, the Company indemnifies every person who is or has been an officer of the Company against reasonable legal costs incurred in defending an action for a liability incurred or allegedly incurred by that person as an officer of the Company (including such legal costs incurred by the officer as an officer of a subsidiary of the Company where the Company requested the officer to accept that appointment).

105.3

The amount of any indemnity payable under clause 105.1 or 105.2 will include an additional amount (GST Amount) equal to any GST payable by the officer being indemnified (Indemnified Officer) in connection with the indemnity (less the amount of any input tax credit claimable by the Indemnified Officer in connection with the indemnity).  Payment of any indemnity which includes a GST Amount is conditional upon the Indemnified Officer providing the Company with a GST tax invoice for the GST Amount.

105.4

The Directors may agree to advance to an officer an amount which it might otherwise be liable to pay to the officer under clause 105.1 on such terms as the Directors' think fit but which are consistent with this clause, pending the outcome of any findings of a relevant court or tribunal which would have a bearing on whether the Company is in fact liable to indemnify the officer under clause 105.1.  If after the Company makes the advance, the Directors form the view that the Company is not liable to indemnify the officer, the Company may recover any advance from the officer as a debt due by the officer to the Company.

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105.5

The Company may enter into a deed with any officer (including without limitation any officer or other person who is director or secretary of a subsidiary of the Company where the Company requested the officer or other person to accept that appointment) to give effect to the rights conferred by this clause 105 or the exercise of a discretion under this clause 105 on such terms as the Directors think fit which are not inconsistent with this clause 105.

105.6	For the purposes of this clause 105, officer means:
(a)	a Director;
(b)	a Secretary;
(c)	an officer as defined under the Corporations Act; or
(d)	full-time employees of the Company as determined by the Directors.
106.	Shareholder disclosure

If a Member has entered into any arrangement restricting the transfer or other disposal of Shares and those arrangements are of the nature of arrangements which the Company is required to disclose under the ASX Listing Rules, then the Member must provide to the Company such information that the Company requires and within the time that the Company requires, to comply with the Company's disclosure obligations.

ASX Listing Rules

107.	ASX Listing Rules
107.1	If, and for such time only as, the Company is Listed, the following rules apply.
(a)	Notwithstanding anything contained in this Constitution, if the ASX Listing Rules prohibit an act being done, the act shall not be done.
(b)	Nothing contained in this Constitution prevents an act being done that the ASX Listing Rules require to be done.
(c)	If the ASX Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be).
(d)	If the ASX Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is deemed to contain that provision.
(e)	If the ASX Listing Rules require this Constitution not to contain a provision and it contains such a provision, this Constitution is deemed not to contain that provision.
(f)	If any provision of this Constitution is or becomes inconsistent with the ASX Listing Rules, this Constitution is deemed not to contain that provision to the extent of the inconsistency.
107.2

For the avoidance of doubt, the rules set out in clause 107.1 above have no operation or effect unless and until the Company is Listed and those rules will cease to have any operation or effect at such time, if any, as the Company is no longer Listed.

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